EXHIBIT 99.1

Concur Technologies Exceeds Revenue and Earnings Expectations for First Quarter Fiscal Year 2006

Acquisition of Outtask, Inc. Expands On-Demand Corporate Expense Management Suite; Company Raises Revenue and Earnings Outlook for Fiscal Year 2006

REDMOND, WA – January 25, 2006 - Concur Technologies, Inc. (NASDAQ: CNQR), the world’s leading provider of on-demand business services that automate Corporate Expense Management (CEM), today reported financial results for its first quarter ended December 31, 2005.

Concur reported revenue for the first quarter of fiscal 2006 of $19.3 million, which was driven by 26% year-over-year growth in subscription revenue. Total revenue for the quarter was up 18% from the year-ago quarter. Fiscal 2006 first quarter net income was $0.6 million, or $0.02 per share, which was $0.04 per share higher than the company expected. This compares to net income of $0.5 million, or $0.01 per share, in the year-ago quarter.

“Our business and market momentum continues to be strong as revenue and earnings were once again ahead of our expectations,” said Steve Singh, chairman and chief executive officer. “As we chart our course for the next several years, our objective is to drive even faster growth. To that end, we expect to continue to invest against our core initiatives around distribution, service and operational excellence, and new services. With the acquisition of Outtask, we have expanded our on-demand CEM suite to include Cliqbook, the market leading online corporate travel management service. Moving forward, we expect to deliver additional services as we continue to set the pace of innovation in the CEM market.”

Singh continued, “Fiscal 2006 marks an inflection point for our company. We expect to deliver non-GAAP operating margin of 14% for the fiscal year, making Concur one of the most profitable on-demand application companies. With the expansion of our on-demand CEM suite, we expect our average top line growth rate to increase to a minimum of 25% and revenue to be between $120 million and $125 million for fiscal 2007.”

Financial Highlights

•	Total revenue was $19.3 million for the first quarter of fiscal 2006, up 18% compared to the year-ago quarter and down 2% sequentially.

•	Subscription revenue of $15.2 million for the first quarter of fiscal 2006 grew 26% from the year-ago quarter and 5% sequentially.

•	Net income was $0.6 million, or $0.02 per share, for the first quarter of fiscal 2006, up 27% compared to the year-ago quarter and down 70% sequentially.

•	Non-GAAP net income, which excludes share-based compensation expense, intangible amortization expense, and, for fiscal 2005, terminated acquisition costs, was $1.7 million, up 61% compared to the year-ago quarter and down 28% sequentially.

•	Deferred revenue was $22.1 million for the first quarter of fiscal 2006, up 20% compared to the year-ago quarter and up 8% sequentially.

•	Cash flows from operations were $1.5 million for the first quarter of fiscal 2006, up 7% from the year-ago quarter and down 34% sequentially.

•	Operating margin was 3% for the first quarter of fiscal 2006, equal to the year-ago quarter and down 8% sequentially.

•	Non-GAAP operating margin, which excludes share-based compensation expense, intangible amortization expense, and, for fiscal 2005, terminated acquisition costs, was 9% for the first quarter of fiscal 2006, up 3% from the year ago quarter, and down 3% sequentially.

Recent Business Highlights

•	Concur acquired privately held Outtask, Inc., provider of the market leading Cliqbook online corporate travel management service. The acquisition is expected to be accretive to earnings in fiscal 2006.

•	Concur signed contracts with new and existing customers, including Allen & Overy LLP, BASF South East Asia Pte. Ltd., Bechtel Corporation, DaimlerChrysler Australia/Pacific Pty. Ltd., EnPro Industries, Inc., Gunderson LLC, Kennecott Land Company, National Research Corporation, Oxfam, Ryan’s Restaurant Group, Inc. and Yamaha Music Australia Pty. Ltd.

•	Concur launched Cognos ReportNet™ to Concur Expense Service customers as an on-demand service, providing Concur customers with direct access to the world’s first on-demand report authoring service designed specifically to help companies manage and reduce corporate expenses.

•	Concur was selected by Red Herring magazine as one of the inaugural Red Herring Small Cap 100. The Red Herring Small Cap 100 are selected for their innovative technology and smart business models that nurture growth and profitability.

•	Concur successfully expanded its SAS70 Type II certification. Concur is committed to the most stringent security and control standards in the industry and is both SAS70 Type II certified and BS7799 compliant.

•	Concur successfully achieved compliance with Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ending September 30, 2005.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

•	Concur expects total revenue to be $22.5 million for the second quarter of fiscal 2006, $94.0 million for fiscal 2006, and to be between $120.0 million to $125.0 million for fiscal 2007.

•	Concur expects earnings per share for the second quarter of fiscal 2006 and fiscal 2006 to be as follows:

•	For periods after September 30, 2005, Concur provides non-GAAP net income and non-GAAP operating margin that exclude both amortization of intangible assets and charges for share-based payments pursuant to Statement of Financial Accounting Standard No. 123(R), Accounting For Share-Based Payments. FAS 123(R) requires companies to expense the fair value of grants made under stock option plans over the vesting period of the options.

•	Concur expects non-GAAP earnings per share to be between $0.04 and $0.06 for the second quarter of fiscal 2006 and to be $0.34 for fiscal 2006.

•	Non-GAAP earnings per share for the second quarter and for fiscal 2006 excludes non-cash expenses of ($0.02) and ($0.06) per share for the amortization of intangible assets, and ($0.03) and ($0.12) per share from the adoption of FAS 123(R), respectively.

•	Concur expects GAAP earnings per share to be between a loss of ($0.01) and $0.01 for the second quarter of fiscal 2006 and $0.16 for fiscal 2006.

•	Concur expects GAAP operating margin to be 8% for fiscal 2006 and non-GAAP operating margin to be 14% for fiscal 2006.

•	Concur expects fiscal 2007 non-GAAP earnings per share to grow by 35% over 2006 non-GAAP earnings per share.

About Concur Technologies, Inc.

Concur Technologies, Inc. (NASDAQ: CNQR) is the world’s leading provider of on-demand business services that automate Corporate Expense Management (CEM). Concur’s integrated suite of on-demand CEM services enables organizations of all sizes to automate and control spending – driving the costs out of the expense reporting and corporate travel booking processes while providing enhanced visibility and actionable expense analysis. Concur’s services reach millions of employees across thousands of organizations around the world – streamlining business processes, reducing operating costs and improving internal controls – while empowering companies to apply greater insight into their spending patterns. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owner.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh and the statements in the Business Outlook section, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential delays in market adoption and penetration of our service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our service offerings, including those integrating the Outtask online travel management service; retention and expansion of customers; continued use and adoption of on-demand services; the scalability of the hosting infrastructure for our integrated service offerings; changes in the level of business travel that may reduce the use of our products and services or inhibit new sales of our integrated products and services; potential difficulties associated with strategic relationships and with development of new products and services, including those incorporating Outtask offerings; uncertain market acceptance of our combined products and services or future products and services; the overall level of customer demand for corporate expense management products and services; uncertainty with respect to new laws, regulations, and standards, notably those adopted in connection with the Sarbanes-Oxley Act of 2002; unanticipated changes in the valuation of our deferred tax assets and liabilities or by changes in tax laws or their interpretation; and fluctuations with respect to the reporting of compensation cost relating to share-based payment transactions.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Jeff Pecor, Barokas Public Relations, 206-264-8220, jeff@barokas.com

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31,
	2005	2004
Revenues:
Subscription	$15,169	$12,061
Consulting & Other	4,098	4,220

Total revenues	19,267	16,281
Expenses:
Cost of operations	8,254	6,690
Sales and marketing	4,755	4,162
Systems development and programming	2,223	2,349
General and administrative	3,105	2,375
Amortization of intangible asset	285	285

Total operating expenses	18,622	15,861
Income from operations	645	420
Other income, net	63	89

Income before income taxes	708	509
Provision for income taxes	60	—

Net income	$648	$509

Net income per share
Basic	$0.02	$0.02
Diluted	$0.02	$0.01
Weighted shares outstanding
Basic	33,301	33,126
Diluted	36,505	36,889
Non-GAAP Results (See Note 1)
Non-GAAP operating income	$1,731	$990
Non-GAAP operating margin	9%	6%
Non-GAAP net income	$1,734	$1,079
Non-GAAP net income per share
Basic	$0.05	$0.03
Diluted	$0.05	$0.03
Shares used in calculation of basic and diluted non-GAAP net income per share
Basic	33,301	33,126
Diluted	36,505	36,890

Note 1: The non-GAAP results for the periods presented above are for informational purposes only and are not prepared in accordance with accounting principles generally accepted in the United States. This non-GAAP information presents our operating results after excluding $285 thousand in costs related to the acquisition of another company that Concur evaluated and chose not to pursue, all recorded in the first quarter of fiscal 2005; non-cash amortization expense of the intangible asset relating to our acquisition of Captura Software, Inc., which totaled $285 thousand in each of the three month periods presented; and non-cash share-based compensation expense for unvested stock options totaling $801 thousand recognized in the first quarter of fiscal 2006.

CONCUR TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(Unaudited)

	Dec 31, 2005	Sep 30, 2005
ASSETS
Current assets
Cash and cash equivalents	$16,022	$16,202
Accounts receivable, net	13,712	12,374
Prepaid expenses	1,866	1,386
Other current assets	4,285	3,527

Total current assets	35,885	33,489
Property and equipment, net	16,268	15,022
Restricted cash	500	500
Intangible assets, net of amortization	1,805	2,090
Goodwill relating to acquisition	3,704	3,704
Other assets	6,016	5,846

Total assets	$64,178	$60,651

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$6,070	$6,216
Current portion of long-term obligations	159	145
Current portion of deferred revenues	14,796	13,297

Total current liabilities	21,025	19,658
Long-term obligations, net of current	3,025	3,050
Long-term deferred revenues, net of current	7,313	7,251

Total liabilities	31,363	29,959

Stockholders’ equity
Common stock and additional paid-in capital, $0.001 par value:
Authorized – 60,000; Issued and outstanding – 33,359 and 33,216 at December 31, 2005 and September 30, 2005 respectively	236,647	235,058
Accumulated other comprehensive income	(87)	27
Accumulated deficit	(203,745)	(204,393)

Total stockholders’ equity	32,815	30,692

Total liabilities and stockholders’ equity	$64,178	$60,651

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended December 31,
	2005	2004
Operating activities
Net income	$648	$509
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible asset	285	285
Depreciation	1,086	586
Provision for allowance for accounts receivable	624	(35)
Share-based compensation	801	—
Changes in operating assets and liabilities:
Accounts receivable	(2,006)	306
Prepaid expenses, deposits, and other assets	(1,401)	(1,079)
Accounts payable	1,080	(518)
Accrued liabilities	(1,218)	(429)
Deferred revenues	1,570	1,750

Net cash provided by operating activities	1,469	1,375

Investing activities
Purchases of property and equipment	(2,311)	(1,638)

Net cash (used in) investing activities	(2,311)	(1,638)

Financing activities
Proceeds from issuance of common stock from exercise of stock options	543	175
Proceeds from issuance of common stock from employee stock purchase plan	201	779
Payments on borrowings and capital leases	—	(205)

Net cash provided by financing activities	744	749
Effect of foreign currency exchange rates on cash and cash equivalents	(82)	174

Net increase/(decrease) in cash and cash equivalents	(180)	660
Cash and cash equivalents at beginning of period	16,202	23,735

Cash and cash equivalents at end of period	$16,022	$24,395